Exhibit 99.2

28th Floor, China Resources Tower 2666 Keyuan South Road Nanshan District Shenzhen, Guangdong 518052 P.R. China T +86 755 2216 3333 F +86 755 2216 3380 www.kwm.com

October 28, 2019

To:	LIZHI INC.

Suite #4-210, Governors Square,

23 Lime Tree Bay Avenue,

PO Box 32311,

Grand Cayman KY1-1209,

Cayman Islands

Re: Legal Opinion on Certain PRC Legal Matters

Dear Sir or Madam,

We are qualified lawyers of the People’s Republic of China (the “PRC”, for the purpose of this legal opinion, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan region), and are qualified to issue opinions on the laws and regulations of the PRC effective as of the date hereof (the “PRC Laws”).

We have acted as the PRC counsel for LIZHI INC. (the “Company”) , an exempted company incorporated with limited liability under the laws of the Cayman Islands, in connection with (i) the proposed initial public offering (the “Offering”) of a certain number of American depositary shares (the “ADSs”) of the Company, each of which represents one ordinary share of the Company, par value US$0.0001 per share , as set forth in the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended, in relation to the Offering, and (ii) the Company’s proposed listing of its Ordinary Shares and ADSs on the Nasdaq Global Market.

In so acting, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of documents provided to us by the Company and such other documents, corporate records, certificates issued by governmental authorities in the PRC and officers of the Company and other instruments as we have deemed necessary or advisable for the purpose of rendering this Opinion, including, without limitation, originals or copies of the agreements listed in Annex B hereof (the “VIE Agreements”) and the certificates issued by the PRC Authorities and officers of the Company (collectively, the “Documents”).

In our examination of the Documents and for the purpose of rendering this opinion, we have assumed without further inquiry:

(A)

the genuineness of all signatures, seals and chops, and the authenticity of all Documents submitted to us as originals and the conformity with originals of the Documents submitted to us as copies and the authenticity of such originals;

(B)

the Documents as submitted to us remain in full force and effect up to the date of this opinion, and have not been revoked, amended, revised, modified or supplemented as of the date of this opinion except as otherwise indicated in such Documents;

(C)	the truthfulness, accuracy, fairness and completeness of the Documents as well as all factual statements contained in the Documents;

(D)

that all information (including factual statements) provided to us by the Company and the PRC Group Entities in response to our inquiries for the purpose of this opinion is true, accurate, complete and not misleading and that the Company and the PRC Group Entities have not withheld anything in response to our inquiries that, if disclosed to us, would reasonably cause us to alter this opinion in whole or in part;

(E)	that all parties, other than the PRC Group Entities, have the requisite power and authority to enter into, execute, deliver and perform the Documents to which they are parties;

(F)	that all parties, other than the PRC Group Entities, have duly executed, delivered, performed or will duly perform their obligations under the Documents to which they are parties;

(G)	that all Governmental Authorizations and other official statement or documentation were obtained from the competent Government Authorities by lawful means in due course;

(H)

that all Documents are legal, valid, binding and enforceable under all such laws as govern or relate to them other than PRC Laws. Where important facts were not independently established to us, we have relied upon certificates issued by Government Authorities and representatives of the Company with proper authority in each case; and

(I)

that this opinion is limited to matters of the PRC Laws effective as the date hereof. We have not investigated, and we do not express or imply any opinion on accounting, auditing, or laws of any other jurisdiction.

The following terms as used in this Opinion are defined as follows:

“Government Agency”	means any competent government authorities, agencies, courts, arbitration commissions, or regulatory bodies of the PRC or any province, autonomous region, city or other administrative division of the PRC.

“Governmental Authorizations”	means any approval, consent, permit, authorization, filing, registration, exemption, waiver, endorsement, annual inspection, qualification and license required by the PRC Laws to be obtained from any Government Agency.

“M&A Rules”	means the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, which was issued by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce (now integrated into the State Administration for Market Regulation), the China Securities Regulatory Commission (the “CSRC”) and the State Administration for Foreign Exchange on August 8, 2006 and as amended by the Ministry of Commerce on June 22, 2009.

“PRC Authorities”	means any national, provincial or local governmental, regulatory or administrative authority, agency or commission in the PRC, or any court, tribunal or any other judicial or arbitral body in the PRC.

“PRC Group Entities”	means any and all of the PRC Subsidiaries, the VIEs as listed in Annex A-2 hereto and the respective subsidiaries of the VIEs as listed in Annex A-3 hereto, and each a PRC Group Entity.

“PRC Subsidiaries”	means the subsidiaries and entities of the Company incorporated in the PRC as listed in Annex A-1 hereto.

“Prospectuses”	mean the prospectus, including all amendments or supplements thereto, that form parts of the Registration Statement.

“Registration Statement”	means the registration statement in Form F-1, including all amendments or supplements thereto, under the United States Securities Act of 1933, as amended, filed with the United States Securities and Exchange Commission (the “SEC”) relating to the offering by the Company of the ADSs.

“VIEs”	means GUANGZHOU LIZHI NETWORK TECHNOLOGY CO., LTD. and GUANGZHOU HUANLIAO NETWORK TECHNOLOGY CO., LTD. (formerly known as GUANGZHOU ZHIYA NETWORK TECHNOLOGY CO., LTD.), each a VIE.

I.	Opinions

Based on the foregoing examinations and assumptions and subject to the disclosures contained in the Registration Statement and the qualifications set out below, we are of the opinion that, as of the date hereof, so far as PRC Laws are concerned:

1.

Based on our understanding of the current PRC Laws, (A) the ownership structure of the VIEs currently and immediately after completion of this Offering, does not violate applicable PRC Laws currently in effect; and (B) each of such VIE Agreements governed by PRC Laws, currently and immediately after giving effect to this Offering, is legal, valid, binding and enforceable in accordance with its terms and applicable PRC Laws. However, there are substantial uncertainties regarding the interpretation and application of the existing and future PRC Laws, and there can be no assurance that the PRC Authorities may take a view that is not contrary to our opinion stated above.

2.

The M&A Rules, among other things, purport to require that an offshore special purpose vehicle controlled directly or indirectly by PRC Group Entities or individuals and formed for purposes of overseas listing through acquisition of PRC domestic interests held by such PRC Group Entities or individuals obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. We are of the opinion that a prior approval from the CSRC is not required for the Offering because (A) the CSRC has not issued any definitive rule or interpretation concerning whether the Offering is subject to the M&A Rules as of the date hereof; (B) the PRC Subsidiaries were incorporated as foreign-invested enterprises by means of foreign direct investments at the time of their incorporation; (C) the Company did not acquire any equity interests or assets of a PRC company owned by its beneficial owners who are PRC Group Entities or individuals, as such terms are defined under the M&A Rules; and (D) there is no provision in the M&A Rules that clearly classifies the VIE Agreements and arrangement as a kind of merger and acquisition transaction falling under the M&A Rules. However, uncertainties still exist as to how the M&A Rules will be interpreted and implemented and our opinion stated above is subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules.

3.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocal arrangements with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against a company or its directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands.

4.

The statements made in the Registration Statement under the caption “Taxation — People’s Republic of China Taxation” with respect to the PRC tax laws and regulations or interpretations, constitute true and accurate descriptions of the matters described therein in all material respects and such statements constitute our opinion.

5.

The statements set forth in the Registration Statement under the captions “Prospectus Summary” , “Risk Factors”, “Dividend Policy”, “Enforceability of Civil Liabilities”, “Corporate History and Structure”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Related Party Transactions”, “Taxation”, “Business” and “Regulation” to the extent that they constitute matters of PRC Laws or summaries of legal matters under PRC Laws, fairly reflect the matters purported to be summarized therein in all material aspects; and did not omit to state any material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading in any material respect.

II.	Qualifications

This Opinion is subject to the following qualifications:

This Opinion is subject to (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors’ rights generally, and (B) possible judicial or administrative actions or any PRC Law affecting creditors’ rights.

This Opinion is subject to (A) certain equitable, legal or statutory principles in affecting the enforceability of contractual rights generally under concepts of public interest, interests of the state, national security, reasonableness, good faith and fair dealing, and applicable statutes of limitation; (B) any circumstances in connection with formulation, execution or implementation of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, or coercionary at the conclusions thereof; (C) judicial discretion with respect to the availability of indemnifications, remedies or defenses, the calculation of damages, the entitlement to attorney fees and other costs, the waiver of immunity from jurisdiction of any court or from legal process; and (D) the legally vested discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in the PRC.

This Opinion only encompasses opinions on legal aspects and relates only to PRC Laws effective as of the date of this Opinion and we express no opinion as to any laws other than PRC Laws. There is no guarantee that any of such PRC Laws will not be changed, amended, replaced or revoked in the immediate future or in the longer term with or without retroactive effect.

This Opinion is given for use only by the Company but not for the use by any other person or for any other purposes. Without our prior written consent, this Opinion (including its drafts or supplements) shall not, in whole or in part, be copied, reproduced or disclosed to any other person in accordance with PRC Laws, except where the disclosure of this opinion is required to be made by applicable laws or is required in order to establish a defense to any legal or regulatory proceedings or investigation, or is requested by any court, regulatory or governmental authority, in each case, (A) on a non-reliance basis and (B) with a prior written notice provided to us unless such prior written notice is not permissible under the applicable laws or otherwise not practicable.

This opinion is delivered solely for the purpose of and in connection with the Registration Statement submitted to the U.S. Securities and Exchange Commission on the date of this opinion and may not be used for any other purpose without our prior written consent.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the use of our firm’s name under the captions “Risk Factors”, “Enforceability of Civil Liabilities”, “Corporate History and Structure”, “Taxation”, “Regulation” and “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ King & Wood Mallesons
King & Wood Mallesons

Annex A-1: List of PRC Subsidiaries

1.	BEIJING HONGYI YICHUANG INFORMATION TECHNOLOGY CO., LTD.

2.	GUANGZHOU TIYA INFORMATION TECHNOLOGY CO., LTD.

Annex A-2: List of VIEs

1.	Guangzhou Lizhi Network Technology Co., Ltd.

2.	Guangzhou Huanliao Network Technology Co., Ltd. (formerly known as Guangzhou Zhiya Network Technology Co., Ltd.).

Annex A-3: List of the Respective Subsidiaries of the VIEs

1.	WUHAN LIZHI NETWORK TECHNOLOGY CO., LTD.

2.	CHANGSHA LIMANG INTERACTION ENTERTAINMENT CO., LTD.

3.	HUAIAN LIZHI NETWORK TECHNOLOGY CO., LTD.

4.	GUANGZHOU TEQI NETWORK TECHNOLOGY CO., LTD.f

5.	GUANGZHOU MOYIN NETWORK TECHNOLOGY CO., LTD.

6.	CHONGQING PIWAN NETWORK TECHNOLOGY CO., LTD.

Annex B: VIE Agreements

1.	VIE Agreements of GUANGZHOU LIZHI NETWORK TECHNOLOGY CO., LTD.

(1)

Amended and Restated Exclusive Technical Consulting and Management Service Agreement between GUANGZHOU LIZHI NETWORK TECHNOLOGY CO., LTD. and BEIJING HONGYI YICHUANG INFORMATION TECHNOLOGY CO., LTD. on June 9, 2017

(2)

Second Amended and Restated Business Operation Agreement among BEIJING HONGYI YICHUANG INFORMATION TECHNOLOGY CO., LTD., GUANGZHOU LIZHI NETWORK TECHNOLOGY CO., LTD., Lai Jinnan, Ding Ning and ZHUHAI DAYIN RUOXI ENTERPRISE MANAGEMENT CENTER (LIMITED PARTNERSHIP) on June 20, 2019

(3)	Power of Attorney entered into by Lai Jinnan on June 20, 2019

(4)	Power of Attorney entered into by Ding Ning on June 20, 2019

(5)

Third Amended and Restated Equity Pledge Agreement among BEIJING HONGYI YICHUANG INFORMATION TECHNOLOGY CO., LTD., Lai Jinnan, Ding Ning and ZHUHAI DAYIN RUOXI ENTERPRISE MANAGEMENT CENTER (LIMITED PARTNERSHIP) on June 20, 2019

(6)

Fourth Amended and Restated Exclusive Equity Transfer Option Agreement among BEIJING HONGYI YICHUANG INFORMATION TECHNOLOGY CO., LTD., GUANGZHOU LIZHI NETWORK TECHNOLOGY CO., LTD., Lai Jinnan, Ding Ning and ZHUHAI DAYIN RUOXI ENTERPRISE MANAGEMENT CENTER (LIMITED PARTNERSHIP) on June 20, 2019

2.	VIE Agreements of GUANGZHOU HUANLIAO NETWORK TECHNOLOGY CO., LTD.

(1)	Exclusive Technical Consulting and Management Service Agreement between GUANGZHOU HUANLIAO NETWORK TECHNOLOGY CO., LTD. and GUANGZHOU TIYA INFORMATION TECHNOLOGY CO., LTD. on May 20, 2019

(2)	Business Operation Agreement among GUANGZHOU HUANLIAO NETWORK TECHNOLOGY CO., LTD., GUANGZHOU TIYA INFORMATION TECHNOLOGY CO., LTD. and Ding Ning on May 20, 2019

(3)	Power of Attorney entered into by Ding Ning on May 20, 2019

(4)	Equity Pledge Agreement between GUANGZHOU TIYA INFORMATION TECHNOLOGY CO., LTD. and Ding Ning on May 20, 2019

(5)	Exclusive Equity Transfer Option Agreement among GUANGZHOU HUANLIAO NETWORK TECHNOLOGY CO., LTD., GUANGZHOU TIYA INFORMATION TECHNOLOGY CO., LTD. and Ding Ning on May 20, 2019